As filed with the Securities and Exchange Commission on October 20, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TaskUs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	83-1586636
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

Telephone: (888) 400-8275

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey Chugg

Vice President, Legal

TaskUs, Inc.

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

Telephone: (888) 400-8275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000	Byron B. Rooney Emily Roberts Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-260326

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share(3)	2,389,102	$63.50(2)	$151,707,977	$14,063.33

(1)	Includes 311,622 shares of Class A common stock that are subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)

The shares of Class A common stock being registered hereunder are in addition to the 11,500,000 shares of Class A common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-260326).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by TaskUs, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-260326), as amended, which was declared effective by the Commission on October 20, 2021.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on October 21, 2021) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on October 18, 2021 (File No. 333-260326) and incorporated herein by reference)

23.1	Consent of KPMG LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on April 12, 2021 (File No. 333-260326) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on the 20th day of October, 2021.

TASKUS, INC.

By:	/s/ Bryce Maddock
Name: Bryce Maddock Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of October, 2021.

Signature	Title

/s/ Bryce Maddock Bryce Maddock	Chief Executive Officer and Director (principal executive officer)

* Jaspar Weir	President and Director

* Amit Dixit	Director

* Susir Kumar	Director

* Mukesh Mehta	Director

* Jacqueline Reses	Director

* Kelly Tuminelli	Director

* Balaji Sekar	Chief Financial Officer (principal financial officer)

* Steven Amaya	Vice President—Finance (principal accounting officer)

* By:	/s/ Bryce Maddock
Name: Bryce Maddock
Title: Attorney-in-fact